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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF FLAGSTAR COMPANIES, INC.

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NAME                                                                           STATE OF INCORPORATION
Flagstar Corporation                                                                  Delaware
TWS Funding, Inc.                                                                     Delaware
Denny's Holdings, Inc.                                                                New York
Spartan Holdings, Inc.                                                                New York
AMS Holdings, Inc.                                                                    New York
Canteen Holdings, Inc.                                                                New York
TWS 800 Corp.                                                                         Delaware
TWS 300 Corp.                                                                         Delaware
TWS 500 Corp.                                                                         Delaware
TWS 600 Corp.                                                                         Delaware
TWS 700 Corp.                                                                         Delaware
TWS 200 Corp.                                                                         Delaware
El Pollo Loco, Inc.                                                                   Delaware
Portiontrol Food, Inc.                                                                  Texas
Denny's, Inc.                                                                        California
DFO, Inc.                                                                             Delaware
Denny's Realty, Inc.                                                                  Delaware
Quincy's Restaurant, Inc.                                                              Alabama
Flagstar Enterprises, Inc.*                                                            Alabama
Spartan Realty, Inc.                                                                  Delaware
Flagstar Systems, Inc.                                                                Delaware
Spartan Management, Inc.                                                              Delaware
Quincy's Realty, Inc.                                                                  Alabama
Spardee's Realty, Inc.                                                                 Alabama
La Mirada Enterprises No. 1, Inc.                                                       Texas
La Mirada Enterprises #5, Inc.                                                        Wisconsin
La Mirada Enterprises #6, Inc.                                                        Wisconsin
La Mirada Enterprises #7, Inc.                                                        Wisconsin
La Mirada Enterprises #8, Inc.                                                        Wisconsin
La Mirada Enterprises #9, Inc.                                                        Wisconsin
Denny's, Inc. Charitable Fund                                                        California
Denny's of Canada, Ltd.                                                           British Columbia
Denny's Restaurants of Canada, Ltd.                                               Federal (Canada)
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* Flagstar Enterprises, Inc. of Delaware is an assumed name for use only in
Ohio.